JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT (the "Agreement") is made and entered into as of the 30th day of July 2020, by and between ST Labs, LLC, a Wyoming limited liability company ("STL ") and GLFI, Inc., a Wyoming corporation ("GLFI") (collectively, the "Members").

The Members shall organize a joint venture in the State of Nevada, to be known as GLST, LLC (or the "Company"), to be owned seventy percent (70%) percent by GLFI and thirty (30%) percent by STL in order to develop, provide and market cannabis products that are available and subject to a Cooperative Agreement between Cannabis Avatara S.E. "(Cannava"), an Argentine state owned entity, and Players Network, Inc. ("Players Network"), a Nevada corporation. Under the Cooperative Agreement, there is a Cultivation Plan known as the Pilot Cultivation Plan to grow cannabis on up to 35 hectares in Jujuy Province Argentina. GLFI, Inc. ("GLFI"), a Nevada corporation and subsidiary of Players Network, was formed to assist Players Network manage the Pilot Cultivation Plan and to provide financing to accomplish the Plan. On August 5, 2019, Players Network entered into a Management Agreement with GLFI for its work under the Cooperative Agreement. GLFI will be providing all funding for the project in consideration of certain financial privileges. GLST, LLC will now be formed to assist GLFI to further accomplish the funding for the project and participate in the financial privileges of the Pilot Cultivation Plan, as set forth herein. STL will transfer its rights to St Biosciences Argentina a company to be formed in Panama.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the Members hereby agree as follows:

ARTICLE I
ESTABLISHMENT OF THE COMPANY

1.1 FORMATION. The Members hereby associate themselves as a GLST, LLC for the purposes and upon the terms and conditions set forth in this Agreement. The Managers (as such term is defined in Section 6.1 of this Agreement) shall promptly take all actions necessary or appropriate to allow the Company to carry on its business in accordance with the terms of this Agreement, including, but not limited to executing and filing: (a) Articles of Organization in the form of Exhibit "A" hereto with the State of Nevada; and (b) such other documents as the State of Nevada may require for the formation, qualification and operation of the Company.

1.2 NAME. The name of the Company shall be GLST, LLC or such other name selected by the Managers as may be acceptable and available by the appropriate recording officials of the State of Nevada.

1.3 PURPOSE. The purpose of the Company is to jointly: (i) develop, provide and market cannabis products under a Pilot Cultivation Project that is subject to a Cooperative Agreement between Cannava.and Players Network and a Management Agreement between Players Network and GLFI (hereinafter the "Services Agreements"; (ii) carry on all activities necessary or incidental to that purpose; and (iii) engage in all other lawful acts or activities for which GLFI, LLC may be formed in the State of Nevada.

1.4 OBLIGATIONS. The parties each bring unique expertise to this relationship and commit to contribute that expertise to ensure the success of this joint venture. In addition to other things, GLFI has begun cultivating and invested in building the initial infrastructure containing several greenhouses, security systems, and cultivation support including a propagation chamber, shade and net houses. In addition, GLFI has expertise in the cultivation and processing of cannabis and related products and has established relationships and agreements with various governmental and other entities in Argentina. All of which it will bring to the joint venture. In addition to other things, STL has extensive experience and relationships in the development and international exporting and importing of cannabis products as well as knowledge of and buying power of equipment and other resources that may be useful to the joint venture. All of which it will bring to the joint venture. The parties jointly agree to use their best efforts to contribute their knowledge and expertise for the success of this joint venture.

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1.5 EXCLUSIVE. During the Term of this Agreement, STL shall have the right to sell to customers of its choice up to fifty (50%) percent of the inventory harvested and/or produced from the Pilot Cultivation Project at a price determined by the Managers and retain twenty (20%) percent of the selling price as repayment for their initial investment until such time as the total amount retained is three times its investment into the Company (or $3.6 million).

1.6 AFTER EXCLUSIVE. After STL has received this three times its investment as outlined in Section 1.5 above then each of STL and GLFI shall have the right to purchase up to ten (10%) percent of the inventory harvested and/or produced from the Pilot Cultivation Plan at a price 20% above the cost of production to be determined by the Managers and in accordance with the Service Agreements. They may resell this to the customers of their choice and retain the proceeds. The parties understand and agree that these discounts will not be included when the payments due Cannava are calculated. Those calculations will be determined as if the full price was being paid so Cannava receives its full financial benefits

1.7 POWERS. The Company shall have the power to do all things necessary or desirable in the conduct of its business to the fullest possible extent, including but not limited to the power to: (a) acquire, hold and dispose of any and all property, whether real, personal or mixed, and any interest therein or appurtenances thereto; (b) borrow money for Company purposes; if security is required therefore, to mortgage, pledge or subject to any security arrangement any and all property of the Company; (c) hold record title to assets of the Company for any purpose convenient or beneficial to the Company; (d) enter into any contract necessary and proper for the business of the Company or its property or for any purpose beneficial to the Company; (e) retain or employ from time to time, at the Company's expense, persons, firms or corporations, including professional advisors, whether or not affiliated with the Members or either of them for the operation, management and further development of the business of the Company; and (f) execute and deliver on behalf of the Company, notes, bonds or other evidences of indebtedness, security arrangements of any kind or nature, leases, contracts or agreements and any or all other documents or instruments necessary to effectuate the exercise of the foregoing powers and to guarantee the performance of any such instrument or agreement.

1.9 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company shall be 3939 Belmont Street, North Las Vegas, Nevada 89030.

1.10 EXISTING AGREEMENTS: The rights afforded to the Company and the Members shall be subject, in all cases, to the existing Services Agreements concerning the Pilot Cultivation Plan, which include the Cooperative Agreement and the Management Agreement, copies of which have already been submitted to the Members. Within the confines of these Services Agreements, the Managers shall adopt the business plan of the Company that shall take into account the payments that must be made under these agreements. Assuming that GLST, LLC harvests 100 pounds of cannabis on the Pilot Cultivation Plan, the following example illustrates how monies are accounted for:

- GLST, LLC plants and harvests 100 pounds of cannabis and sells it for $1,000 per pound. GLST, LLC will record Gross Revenue of $90,000 after taking into account the right of STL to sell 50% and retain 20% of that revenue until three times their investment has been paid back.
- Assuming the cost of growing and harvesting this 100 pounds of cannabis is 50%, then GLST, LLC will record $50,000 in Expenses and $40,000 in Gross Profit.
- Cannava is entitled to 30% of the Gross Profit before the STL discount. Therefore, GLST, LLC will pay Cannava $15,000 (30% of $50,000), leaving GLST, LLC a profit of $25,000 after paying Cannava and accounting for the discount retained by STL on 50% of the harvest.
- STL is entitled to 30% of the profit and GLFI 70% of the profit after paying Cannava. Therefore GLST, LLC pays STL $7,500 and GLFI $17,500 which GLFI will distribute in accordance with its agreements with its shareholders
- The Members may elect to retain all or a portion of these profits in the Company as additional working capital.
- This example is of a sale of biomass. Although the same concepts apply to the sale of extracted and manufactured products such things as the payments to Cannava will vary according to the Service Agreements.

ARTICLE II

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MEMBERS

2.1 MEMBERS. The names and addresses of the Members are:

ST Labs, Inc. (30%)
14 Wall Street, 20th Floor
New York, NY 10005

GLFI, Inc. (70%)
3939 Belmont Street
North Las Vegas, Nevada 89030

2.2 INTERESTS. Each Member shall have a voting interest in the decisions of the Company equal to its pro rata equity ownership, with GLFI, Inc. at 70% and St. STL at 30%.

ARTICLE III
BOOKS AND RECORDS OF THE COMPANY

3.1 COMPANY ACCOUNTING.

(a) FINANCIALS: The Company will furnish the Members with an unaudited balance sheet, income statement, statement of cash flow and changes in Members' equity within 45 days after the end of each quarter. The Company shall establish and maintain financial accounting books and records in accordance with generally accepted accounting principles as applied in the United States ("GAAP"). At the end of each fiscal year of the Company, a firm of independent public accountants ("Accountants") selected by the Managers shall review the Company's income tax returns, and any other annual tax returns required to be filed.

(b) BUDGET: The agreed upon Use of Investment Proceeds is attached as Exhibit A. The Managers will prepare operational budgets as needed. Actuals against budget will be monitored and variances reviewed by the Managers on a monthly basis. Non-Budgeted expenses will be subject to financial review and approved by the Managers in writing.

3.2 BOOKS AND RECORDS. The books and records of the Company shall at all times be maintained at the principal office of the Company and shall be open to inspection, examination, and copying by either of the Members or their duly authorized representatives during normal business hours. Upon written request of any Member, the Managers shall send full and exact copies of the books and records of the Company at the Member's expense.

3.3 FISCAL YEAR. Unless otherwise agreed upon by the Members, the fiscal year of the Company shall be the same as its taxable year, which shall be the same as the calendar year.

3.4 TAX RETURNS. The Company shall make such tax elections and tax policy decisions as determined by the Managers. It is the intention of the Members that such elections and decisions shall not be influenced by the unique tax position of one Member absent the approval of the other Member. The Company shall cause to be prepared and timely filed any applicable income, franchise sales and use, property, payroll and other tax returns for the Company. Forms of such returns shall be submitted to the Members for review and final approval no later than 5 calendar days before their due date. Copies of final returns shall be sent to the Members promptly after filing. Each Member shall notify the Company and the other Member promptly upon receipt of any notice of any tax examination by any taxing authority pertaining to the Company or any of the Members. No settlement of any tax issue concerning the Company shall be made by any Member except after reasonable coordination with the Managers. If no Member(s) is appointed to serve as Tax Matters Member, or if the appointed Member(s) shall resign, GLFI shall be deemed the Tax Matters Member until such time as the Members shall appoint a new Tax Matters Member.

ARTICLE IV
INITIAL CAPITAL CONTRIBUTIONS AND ADDITIONAL FUNDING

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4.1 INVESTMENTS. For its 30% interest in the Company, STL shall make an initial investment to the Company in the amount of $600,000 upon the completion of an initial budget for the Company and an additional investment of $600,000 within ninety (90) calendar days of the initial $600,000 investment. As of the date of this Agreement, the Members acknowledge that GLFI has already contributed for its 70% ownership in the Company.

4.2 ADDITIONAL CONTRIBUTIONS. If the Managers jointly determine that (i) additional funds are required to carry out the purposes of the Company, (ii) the contribution of such funds by the Members is commercially advisable, and (iii) such funds are not obtainable from other sources on acceptable terms, then the Members shall consider in good faith the provision of such additional funding in proportion to each Member's respective Percentage Interest as defined in Section 5.2 below (such funding to be made in the form of capital contributions or as debt on such terms as are determined by the Managers). However, neither Member shall be required to make any additional capital contributions to the Company and in no event shall either Member contribute additional funds or compel the other Member to contribute additional funds to the Company unless mutually agreed by both Members.

4.3 STL will have option to participate in co-funding the expansion of (a) a larger lab in the free zone and/or (b) the expansion in the industrial phase as outlined in the Service Agreements that will be around 400 to 500 acres. This option will be negotiated by the Members in good faith based on the needs of the expansion project.

ARTICLE V
PROFIT AND LOSS/DISTRIBUTIONS

5.1 ALLOCATION OF PROFITS AND LOSSES. After deducting for any advances made to the Company and direct costs of the Company's operations, including any applicable taxes, and all payments are made under the Cooperative Agreement and Management Agreement, and providing for a reasonable operating reserve, the Managers shall allocate profits and losses of the Company to the Members on a 70/30 basis in favor of GLFI.

5.2 DISTRIBUTIONS. The profits, if any, of the Company shall be distributed to the Members on a quarterly basis. The amount of any such distributions shall be agreed upon by the Managers and shall be distributed 30% STL and 70% GLFI.

5.3 TAX WITHHOLDING. The Company is authorized to and shall withhold and pay over all amounts required to be withheld pursuant to federal law or pursuant to any provision of any state or local tax law with respect to any payment or distribution or any allocation of income to any Member. Such withheld amounts shall be treated as distributions to the Member in question for all purposes of this Agreement.

ARTICLE VI
MANAGEMENT OF THE COMPANY

6.1 APPOINTMENT OF BOARD OF MANAGERS. The Members shall jointly discuss and mutually determine the long-term goals, objectives and policies of the Company. The Members shall exercise control over the business affairs of The Company through three appointed managers of which two shall be appointed by GLFI and one by STL (the "Managers"). The initial Managers shall be Mark Bradley, Jason Frankovich and Richard Carson. Initially and until his resignation, Mr. Bradley_ shall be the Chairman and Mr. Frankovich shall be the President. The Managers shall have such powers and duties to manage and control the business and affairs of the Company as the Members shall assign to them. However, neither of the Members nor any officer, director, employee or agent of either Member (unless designated by the Member as the Manager) shall direct, supervise or take any action, in the name of or on behalf of the Company.

6.2 LIABILITIES OF THE MANAGERS; OTHER INTERESTS. The Managers and their agents shall not be liable to the Company or to any of the Members for any acts performed or omitted to be performed in good faith, for errors in judgment, or for other acts or omissions not amounting to fraud, gross negligence or willful misconduct. The Company shall fully indemnify and hold harmless the Managers and Members and their agents from any losses or liabilities resulting from acts or omissions taken by them on behalf of the Company and in furtherance of the Company's interests. Except as set forth in this Agreement, the Managers may engage in or possess interests in other business ventures of every nature and description, whether or not competitive with the business of the Company,

independently or with others, and neither the Company nor any of its Members shall, by virtue of this Agreement, have any rights in such other ventures or the income or profits derived therefrom.

6.3 LIMITED LIABILITY OF THE MEMBERS. Notwithstanding any provision of this Agreement, the Members shall not be personally liable for any of the losses, debts or liabilities of the Company, except as otherwise expressly provided by law. Except as set forth in Section 4.2 no Member shall be required to make capital contributions to the Company to eliminate capital account deficits or for any other purpose, either upon dissolution of the Company or at any other time. Except as set forth in Article X, if applicable, the Members may engage in or possess interests in other business ventures of every nature and description, whether or not competitive with the business of the Company, independently or with others, and neither the Company nor any of its other Members shall, by virtue of this Agreement, have any rights in such other ventures or the income or profits derived therefrom.

6.4 AGREEMENTS WITH THE COMPANY. The Company shall not enter into any significant transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any entity in which either Member (or any affiliate of either Member) has any interest, except (i) amendments to the existing Cooperative Agreement or Management Agreement; (ii) agreements made on an arms-length basis, or (iii) as specifically approved by both Members. With respect to any agreement between the Company and one of the Members, termination of such agreement based upon a breach, default or other action, inaction or condition of such contracting Member shall be made in the sole determination, and with the sole approval, of the non-contracting Member.

ARTICLE VII
WITHDRAWAL AND TRANSFER

7.1 RESTRICTIONS ON TRANSFERS. Neither Member shall transfer or encumber any Interest in the Company or any of such Member's rights under this Agreement without the approval of the other Member, except as expressly permitted by this Agreement. Any purported transfer to a third party of a Member's Interest not permitted by this Section 7 shall be void, and shall not be recognized by or effective against the Company or the other Member.

7.2 TRANSFERS TO AFFILIATES. Notwithstanding the provisions of Section 7.1 hereof, a Member may transfer all or part of its Interest in the Company to an Affiliate of such Member. For purposes of this Section 7.2, an Affiliate shall mean an entity that is controlled by, or under common control with, a Member. Prior to transferring any Interest to an Affiliate, the transferring Member shall notify the other Member in writing and, at the request of the other Member, shall require that such Affiliate become a party to this Agreement.

7.3 PERMITTED THIRD-PARTY TRANSFERS. No Member may transfer any part of its Interest in the Company unless the transfer is either: (a) a permitted transfer of all of the Member's Interest under Section 7.2 hereof; or (b) made to a Permitted Transferee subject to the Right of First Refusal provided in Section 7.4 hereof. For purposes of this Agreement, a "Permitted Transferee" means an unaffiliated third party who is approved to become a member due to the other Member's decision not to exercise the right of first refusal granted in Section 7.4 hereof.

7.4 RIGHT OF FIRST REFUSAL; DISAPPROVAL RIGHT. If a Member desires to transfer a portion or all of its Interest in the Company to a non-Affiliate, the Member must first comply with the Right of First Refusal provisions of this Section 7.4.

(A) NOTICE OF OFFER. If a Member has received and wishes to accept a BONA FIDE offer for the purchase of all or a portion of its Interest then such Member (the "Selling Member") shall first deliver written notice (the "Notice of Offer") of such intent to the other Member, including (1) the name and address of the proposed purchaser; (2) the price at which such Selling Member proposes to sell such Interest (the "Offer Price"); (3) the other terms of the proposed sale; and (4) that the prospective purchaser has offered to purchase the Interest for the Offer Price and on the stated terms. The Selling Member shall provide as promptly as practicable upon request any other information reasonably requested in order for the other Member to make an informed decision whether to exercise its purchase or sale rights described below. The Notice of Offer shall constitute an irrevocable offer by the Selling Member to either: (a) sell the Interest to the other Member; or (b) if requested by the other Member, to purchase all or a portion of the Interest of the other Member at the Offer Price.

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(B) OTHER MEMBER ACCEPTANCE OR REJECTION. The other Member shall have the right for a period of 30 calendar days after receipt of the Notice of Offer to notify (a "Notice of Acceptance") the Selling Member that such other Member has determined to: (a) purchase all or less than all, of the Selling Member's Interest; or (b) sell all or less than all, of its Interest to the Selling Member at the Offer Price.

(C) FAILURE TO PROVIDE TIMELY NOTICE OF ACCEPTANCE OR REJECTION. If the non-Selling Member does not timely deliver a Notice of Acceptance or Rejection to the Selling Member within the period specified in Section 7.4(b) above, the Selling Member (1) shall be under no obligation to sell any of its Interest to the other Member, and (2) may, during a period of an additional 30 calendar days, transfer its Interest to the proposed purchaser specified in the Notice of Offer at a price not less than the Offer Price and on such other terms and conditions as are no more favorable to the proposed purchaser than those specified in the Notice of Offer. If the Selling Member does not consummate the sale of its Interest within such additional 60-day period, the restrictions against transfer provided in this Agreement shall again apply, and no sale by the Selling Member of any of its Interest shall be made other than in accordance with the terms of this Section 7.4. In the event of any permitted transfer to a Permitted Transferee pursuant to this Section 7.4, such purchaser must be required by the Selling Member, at the request of the other Member, to become a party to this Agreement before transfer of the Interest may occur.

ARTICLE VIII
TERM, TERMINATION AND DISSOLUTION

8.1 TERM. Unless terminated earlier pursuant to Section 8.2, the term for which the Company is to exist shall be perpetual.

8.2 EARLY TERMINATION. The relationship between the Members reflected in this Agreement may be terminated, and the Company dissolved, prior to the term set forth in Section 8.1 hereof in the following circumstances:

(a) by the mutual written agreement of the Members;

(b) by the remaining Member upon the legally required withdrawal from the Company of the other Member;

(c) by the non-breaching Member upon the continuation of any material breach of this Agreement by the other Member for a period of 30 days after written notice of such breach is given by the non-breaching Member;

(d) by either Member upon the entering of any decree of any court of competent jurisdiction directing dissolution of the Company, in accordance with its terms;

(e) upon the happening of any other event which under law affects the dissolution of the Company or upon the bankruptcy of the Company; or

(f) automatically upon the purchase by one of the Members of all of the other's Interest pursuant to Section 7.4 hereof.

8.3 EFFECTS OF TERMINATION.

(A) MUTUAL AGREEMENT. In the event of a termination by the mutual written agreement of the Members, the Members shall cease marketing to new customers the cannabis products and services which are the subject of this Agreement. To the extent that the Company or either Member is a party to a contract with a third party, and such contract requires the ongoing use of cannabis products and services provided by the Company, the Company shall continue to provide the products and services necessary to fulfill the contract; provided, however, that the Company, or the Member that is the party to such a contract, shall immediately takes steps to identify an alternative source of those products and services and to provision the contract for its remaining term through such an alternative source as soon as possible.

(B) DEFAULT OF A MEMBER. In the event of any termination pursuant to Sections 8.2(b), (c), (d) or (e) hereof, the Member which has not (i) given notice of termination, (ii) dissolved, (iii) become bankrupt, (iv) breached

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or (v) become disqualified, as the case may be (the "Passive Member"), shall be entitled, at its sole option, to elect by written notice to the other Member, given within 30 days after such termination, to purchase the Interest of the other Member at fair market value. The fair market value shall be agreed upon by the Managers. If the Managers are unable to agree upon the fair market value, the purchase price shall be established by an outside appraiser mutually selected by the Members.

(C) DISSOLUTION. In the event of a termination, if no Member gives notice within the relevant period for the exercise of the rights permitted by Section 8.3(b), or if written notice is given by either Member demanding dissolution, then the Company shall be dissolved. Upon dissolution of the Company, the affairs of the Company shall be wound up and its assets liquidated as follows:

(i) The Company shall commence to wind up its business and affairs as soon as practicable thereafter. To the extent that the Company or either Member is a party to a products and service contract with a third party, and such contract requires the ongoing use of cannabis products and services provided by the Company, the Company shall continue to provide the products and services necessary to fulfill the contract; provided, however, that the Company, or the Member that is the party to such a contract, shall immediately take steps to identify an alternative source of those products and services and to provision the contract for its remaining term through such an alternative source as soon as possible. The Company shall be dissolved only after its affairs have been wound up and its assets distributed in liquidation. Pending dissolution of the Company, this Agreement shall continue to govern the affairs of the Company and the Members shall continue to share profit and loss, and net cash flow distributions during the period of liquidation in the same manner as set forth in Sections 5.2 and 5.3 hereof.

(ii) The Company shall use its best efforts to liquidate the assets and business as an entirety, but the Managers shall have the right to determine the manner and terms of liquidation of the Company's assets, having due regard for the realization of fair value from and the minimization of losses attendant upon such liquidation. The proceeds, if any, from such liquidation shall be applied and distributed in the following order of priority: (A) to the payment of all debts and liabilities of the Company and all expenses of liquidation; (B) to the establishment of such reserves as the Company (or other liquidating agent) may deem reasonably necessary to provide for contingent or unforeseen liabilities or obligations of the Company; and (C) to the Members in accordance with their Percentage Interests. 30% to STL and 70% to GLFI

(iii) No Member shall have any right to demand or receive property other than cash upon dissolution and termination of the Company. If any real property of the Company is to be distributed in kind, any Member entitled to any interest in such property shall receive its interest therein as a co-owner with all other Members so entitled. If the Members are unable to agree upon the gross fair market value of any assets to be distributed in kind, such gross fair market value shall be determined by an independent appraiser selected by the Members (or other liquidating agent), the fees and expenses for which shall be borne by the Company.

(iv) Within a reasonable time following completion of the liquidation of the Company's properties, the Company (or other liquidating agent) shall cause the Accountants to furnish to each of the Members an audited statement setting forth the assets and liabilities of the Company as of the date of complete liquidation, and each Member's portion of distributions made pursuant to this Section 8.3(c).

(v) At such time as the Company (or other liquidating agent) determines that the reserves for contingent or unforeseen liabilities or obligations of the Company are no longer necessary, any proceeds of liquidation held in such reserves shall be distributed in proportion to the Members' Percentage Interests immediately before the distribution described in Section 8.3(c)(ii) hereof.

(vi) Upon completion of the liquidation of the Company and the distribution of all Company funds, the Company shall dissolve and the Company Agreement shall terminate and the Members (or other liquidating agent) shall execute, acknowledge and record or file any required documents with the appropriate authorities as well as any and all other documents or instruments required to effectuate the dissolution and termination of the Company and the Company Agreement.

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ARTICLE IX
SUBSTITUTION; ADDITIONAL MEMBERS

9.1 ADMISSION OF SUBSTITUTED MEMBERS. The transferee of an Interest may not be admitted as a substituted Member unless and until all of the following conditions have been met:

(a) The transfer is made in accordance with Sections 7.3 and 7.4 hereof;

(b) There has been filed with the Managers a written instrument, executed by the transferor, in form and substance reasonably satisfactory to the Managers, transferring to the transferee all or part of the transferor's Interest;

(c) The transferee has confirmed, approved and adopted all of the terms and provisions of this Agreement, as the same may have been amended, which confirmation, approval and adoption may be evidenced by the execution by such transferee of a counterpart of this Agreement or in any other manner as is reasonably required by the Managers; and

(d) The transferee has paid or agreed to pay, as the Managers may determine, all reasonable expenses relating to such admission.

The time of admission of a transferee as a Member shall be the time when all of the conditions of this Section 9.1 have been satisfied.

9.2 ADDITIONAL MEMBERS. Upon the majority agreement of the Members, additional Interest may be issued and sold to any person, whether or not already a Member, for the fair market value thereof, as determined in good faith by the Managers and unanimous approval of the Members and under such other terms and conditions as deemed advisable by the Managers, including but not limited to terms and conditions relating to the applicability of this Agreement to such additional Interest. Admission of any Member pursuant to this Section 9.2 shall not be a cause of dissolution.

ARTICLE X
CONFIDENTIALITY/PROPRIETARY INFORMATION

10.1 CONFIDENTIALITY. Each of the Members recognizes that it may gain access to certain confidential, proprietary and trade secret information belonging to the other Member in the course of performing its duties under this Agreement. Each Member agrees to hold in strict confidence and not disclose to any other person any confidential information obtained from the other Member, except to the extent required by law or approved by the other Member. The obligations of the Members under this Section 11.1 will survive the expiration and termination of this Agreement. Upon termination of this Agreement, each Member agrees to return to the other Member any written materials obtained from the other which contain confidential or proprietary information belonging to the other Member.

ARTICLE XI
REPRESENTATIONS AND WARRANTIES

11.1 REPRESENTATIONS OF STL.STL hereby represents and warrants as follows:

(a) STL is a corporation duly organized, validly existing and in good standing under the laws of the state of Wyoming, and is duly qualified (or shall expeditiously take such action to cause it to be duly qualified) to do business in such jurisdictions as the Company business shall require, and has full power and authority to carry on its business as now conducted, and to own its assets, property and business.

(b) All proceedings required to be taken by or on behalf of STL to authorize STL to enter into and carry out this Agreement have been duly and properly taken, and this Agreement has been duly executed and delivered by STL, and constitutes a legal, valid and binding agreement of STL enforceable in accordance with its terms.

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(c) STL has full power, right and authority to enter into and perform this Agreement and the other agreements contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a default under, or violate, any agreement to which STL is a party or by which its property is bound or its Articles of Incorporation and By-laws.

(d) STL is an "Accredited Investor" as that term is defined in Rule 501 (a) of Regulation D promulgated under the Securities Act of 1933, as amended,

(e) STL is familiar with the Company's business, plans and financial condition, has conducted its own due diligence of GLFI and the Services Agreements and has received all materials which have been requested by STL. STL has had a reasonable opportunity to ask questions of GLFI and its representatives and it has had access to all additional information necessary to verify the accuracy of the information set forth in this Agreement and any other materials furnished herewith, and has taken all the steps necessary to evaluate the merits and risks of an investment as proposed herein.

(f) STL has such knowledge and experience in finance, securities, taxation, investments and other business matters so as to be able to protect its interests in connection with this transaction, and its investment in the Company herein is not material when compared to its total financial capacity.

(g) STL understands the various risks of an investment in the Company as proposed herein and can afford to bear such risks, including, without limitation, the risks of losing the entire investment.

(h) STL acknowledges that no market presently exists and will not develop in the future and STL may find it impossible to liquidate the investment at a time when it may be desirable to do so, or at any other time.

(i) STL has been advised by the Company that none of membership interests have been registered under the Securities Act, that the interests will be issued on the basis of the statutory exemption provided by Section 4(a)(2) of the Securities Act and/0r Rule 506 of Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws; that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon; and that the Company's reliance thereon is based in part upon the representations made by STL in this Agreement.

11.2 REPRESENTATIONS OF GLFI. GLFI hereby represents and warrants as follows:

(a) GLFI is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming, and is duly qualified (or shall expeditiously take such action to cause it to be duly qualified) to do business in such jurisdictions as the Company business shall require, and has full power and authority to carry on its business as now conducted, and to own its assets, property and business.

(b) All corporate and other proceedings required to be taken by or on behalf of GLFI to authorize GLFI to enter into and carry out this Agreement have been duly and properly taken, and this Agreement has been duly executed and delivered by GLFI, and constitutes a legal, valid and binding agreement of GLFI enforceable against GLFI in accordance with its terms.

(c) GLFI has full power, right and authority to enter into and perform this Agreement and the other agreements contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a default under, or violate, any agreement to which GLFI is a party or by which its property is bound, or GLFI's Articles of Incorporation or By-Laws.

ARTICLE XII
MISCELLANEOUS

12.1 ENTIRE AGREEMENT. This Agreement and the Schedules and Exhibits attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof, and any other promises, statements, representations or inducements shall be of no force or effect unless set forth herein.

12.2 AMENDMENTS. This Agreement may be amended from time to time upon the written consent of the Members.

12.3 NO ASSIGNMENT. Neither party may assign this Agreement, or any of its rights, duties or obligations hereunder, without the prior written consent of the other party.

12.4 NOTICES. All notices to the Company or any Member under this Agreement shall be in writing, duly signed by the party giving such notice, and transmitted personally or mailed postage prepaid by first class certified mail to such Member's address set forth in Section 2.1, or to any such other address as may hereafter be designated by a Member upon giving notice thereof to the Company and each other Member in accordance with this Section 12.4. All notices shall be deemed given when personally delivered or, if mailed, upon confirmation of return receipt.

12.5 AGREEMENT MAY BE EXECUTED IN COUNTERPARTS. This Agreement and any consents required hereunder may be executed in counterparts, all of which, taken together, shall be deemed one original.

12.6 BINDING PROVISIONS. Except as herein otherwise provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and permitted assigns.

12.7 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada. Any action to enforce this Agreement, seeking damages or injunctive relief for breach of this Agreement, or otherwise asserting any claims relating to this Agreement shall be brought in the federal or state courts of Nevada, and the parties hereto agree to submit themselves to the exclusive jurisdiction of such courts.

12.8 RELATIONSHIP OF THE PARTIES. STL and GLFI agree that each shall owe to the Company and to each other, as Members in the Company, a strict fiduciary duty of loyalty, diligence, good faith and fair dealing in all matters relating to the business of the Company. With respect to all other matters outside the business of the Company, STL and GLFI are each free to pursue their own business opportunities without regard to the other, even if such opportunities place them in direct competition with each other.

12.9 COOPERATION OF THE PARTIES. The parties agree to cooperate in good faith, to execute and deliver such documents, and to perform such acts as are reasonably necessary to effectuate the intent of the parties as expressed in this Agreement. The parties further agree to cooperate in making any and all regulatory filings that may be required to conduct the business contemplated by this Agreement.

IN WITNESS WHEREOF, the Members have hereunto set their hands as of the day and year first above written.

GLFI, Inc.

BY: Mark Bradley

ITS: CEO

ST Labs, Inc.

BY: Jason Frankovich

ITS: CEO

EXHIBIT A

Certificate of Formation